EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Vision-Sciences, Inc.
Orangeburg, New York

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Numbers 333-170357, 333-72547, 333-48654, 333-148721, and 333-154150) of Vision-Sciences, Inc. of our report dated June 2, 2010, relating to the consolidated financial statements as of March 31, 2010 and for the year then ended, which appear in this Form 10-K.

/s/ Amper, Politziner & Mattia, LLP
Edison, New Jersey
June 2, 2011